Exhibit 99.3

Caesars Entertainment Resort Properties, LLC	Harrah’s Las Vegas, LLC	Caesars Entertainment Resort Properties Finance, Inc.
Harrah’s Laughlin, LLC	Rio Properties, LLC	AC Conference Holdco., LLC
AC Conference Newco., LLC	Caesars Linq, LLC	Caesars Florida Acquisition Company, LLC
Caesars Octavius, LLC	Flamingo Las Vegas Operating Company, LLC	Harrah’s Atlantic City Mezz 1, LLC
Harrah’s Atlantic City Mezz 2, LLC	Harrah’s Atlantic City Mezz 3, LLC	Harrah’s Atlantic City Mezz 4, LLC
Harrah’s Atlantic City Mezz 5, LLC	Harrah’s Atlantic City Mezz 6 LLC	Harrah’s Atlantic City Mezz 7, LLC
Harrah’s Atlantic City Mezz 8, LLC	Harrah’s Atlantic City Mezz 9, LLC	Harrah’s Atlantic City Operating Company, LLC
Harrah’s Atlantic City Propco, LLC	Octavius/Linq Intermediate Holding, LLC	Paris Las Vegas Operating Company, LLC

OFFERS TO EXCHANGE

$1,000,000,000 Aggregate Principal Amount of their 8% First-Priority Senior Secured Notes due 2020 and Related

Guarantees (CUSIP Number             ) which Have Been Registered under the Securities Act of 1933, as amended, for a Like Aggregate Principal Amount of 8% First-Priority Senior Secured Notes due 2020

(CUSIP Numbers 699742 AA0/U7012P AA0)

and

$1,150,000,000 Aggregate Principal Amount of their 11% Second-Priority Senior Secured Notes due 2021 and Related

Guarantees (CUSIP Number             ) which Have Been Registered under the Securities Act of 1933, as amended, for a Like Aggregate Principal Amount of 11% Second-Priority Senior Secured Notes due 2021

(CUSIP Numbers 699742 AC6/U7012P AB8)

To Registered Holders:

We are enclosing the materials listed below in connection with the offer (the “Exchange Offer”) by Caesars Entertainment Resort Properties, LLC, a Delaware limited liability company, Caesars Entertainment Resort Properties Finance, Inc., a Delaware corporation, Harrah’s Las Vegas, LLC, a Nevada limited liability company, Harrah’s Laughlin, LLC, a Nevada limited liability company , Rio Properties, LLC, a Nevada limited liability company, AC Conference Holdco., LLC, a Delaware limited liability company, AC Conference Newco., LLC a Delaware limited liability company, Caesars Florida Acquisition Company, LLC, a Delaware limited liability company, Caesars Linq, LLC, a Delaware limited liability company, Caesars Octavius, LLC, a Delaware Limited Liability Company, Flamingo Las Vegas Operating Company, LLC, a Nevada limited liability company, Harrah’s Atlantic City Mezz 1, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 2, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 3, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 4, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 5, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 6, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 7, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 8, LLC, a Delaware limited liability company, Harrah’s Atlantic City Mezz 9, LLC, a Delaware limited liability company, Harrah’s Atlantic City Operating Company, LLC, a New Jersey limited liability company, Harrah’s Atlantic City Propco, LLC, a Delaware limited liability company, Octavius/Linq Intermediate Holding, LLC, a Delaware limited liability company, Paris Las Vegas Operating Company, LLC, a Nevada limited liability company (each an “Issuer” and collectively the “Issuers”), to exchange (a) $1,000,000,000 aggregate principal amount of their 8% First-Priority Senior Secured Notes Due 2020 (CUSIP Number             ) and (b) $1,150,000,000 aggregate principal amount of their 11% Second-Priority Senior Secured Notes Due 2021 (CUSIP Number             ) (collectively, the “Exchange Notes”), for a like aggregate principal amount of their (i) outstanding 8% First-Priority Senior Secured Notes Due 2020 (CUSIP Numbers 699742 AA0/U7012P AA0) and (ii) outstanding 11% Second-Priority Senior Secured Notes Due 2021 (CUSIP Numbers 699742 AC6/U7012P AB8) (collectively, the “Initial Notes”) that were issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the prospectus, dated                     , 2014 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”).

Enclosed are copies of the following documents:

1.	Prospectus;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Instruction to Registered Holder from Beneficial Owner; and

5.	A letter that may be sent to your clients for whose account you hold Initial Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer.

We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 P.M., New York City time, on             ,             , unless extended by the Issuers in their sole discretion.

Pursuant to the Letter of Transmittal, each holder of Initial Notes will represent to the Issuers that (i) such holder or other person has full power and authority to tender, sell, assign and transfer the Initial Notes tendered and to acquire Exchange Notes upon the exchange of such tendered Initial Notes and the Issuers will acquire good and marketable title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuers; (ii) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (iii) neither the holder of the Initial Notes nor any such other person has an arrangement or understanding with any person to participate in a distribution of such Exchange Notes (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)), and is not participating in, and does not intend to participate in, the distribution of such Exchange Notes, (iv) if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and (v) neither the holder nor any such other person is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers or, if such holder or such other person is an “affiliate,” that such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate”) that will receive Exchange Notes for its own account in exchange for Initial Notes that were acquired by it as a result of market-making or other trading activities, such broker-dealer acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale, offer to resell or other transfer of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale, offer to resell or other transfer of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Initial Notes for you to make the foregoing representations.

The Issuers will not pay any fee or commission to any broker or dealer or to any other persons (other than to U.S. Bank, National Association (the “Exchange Agent”)) in connection with the solicitation of tenders of Initial Notes pursuant to the Exchange Offer. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of Initial Notes to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent in the manner set forth below.

Delivery to: U.S. Bank National Association

By Overnight Delivery, Certified or Registered Mail:

60 Livingston Ave.

St. Paul, Minnesota 55107

Attn: Specialized Finance

By Hand:

60 Livingston Ave.

1st Floor – Bond Drop Window

St. Paul, Minnesota 55107

By Facsimile (For Eligible Institutions Only):

(651) 466-7372

For Information or Confirmation by Telephone:

(800) 934-6802

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU TO BE THE AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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